UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2019

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55800	81-3623646
(Commission File Number)	(IRS Employer Identification No.)

50 Battery Place, #7T, New York, New York10280
(Address of principal executive offices) (Zip Code)

(212)-945-2080
(Registrant's telephone number, including area code)

___________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1-Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

As described in the Current Report on Form 8-K of Qrons Inc. (the “Company”) filed with the SEC on July 18, 2018, the Company entered into a one-year sponsored research agreement (the "Sponsored Research Agreement") with the Trustees of Dartmouth College ("Dartmouth") pursuant to which the Company will support and fund the cost of research conducted by Dartmouth of mutual interest to the parties in accordance with the Agreement.

On November 4, 2019, the Company and Dartmouth entered in the First Amendment to the Sponsored Research Agreement (the “First Amendment”) to extend the term of the Sponsored Research Agreement and provide for an additional year of funding through July 14, 2020.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of such First Amendment, a copy of which is attached hereto as Exhibit 10.24 and is incorporated herein in its entirety by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.24*	First Amendment to Dartmouth College Sponsored Research Agreement, between the Company and the Trustees of Dartmouth College, dated November 4, 2019

*Portions of Exhibit 10.24 have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: November 6, 2019	By:	/s/Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

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